Exhibit 99.1

Silvergate Capital Corporation Announces Intent to Wind Down Operations and Voluntarily Liquidate Silvergate Bank

Company Considering How to Best Preserve Residual Value of its Assets

3/8/2023

LA JOLLA, Calif.--(BUSINESS WIRE) -- Silvergate Capital Corporation (“Silvergate” or “Company”) (NYSE:SI), the holding company for Silvergate Bank (“Bank”), today announced its intent to wind down operations and voluntarily liquidate the Bank in an orderly manner and in accordance with applicable regulatory processes.

In light of recent industry and regulatory developments, Silvergate believes that an orderly wind down of Bank operations and a voluntary liquidation of the Bank is the best path forward. The Bank’s wind down and liquidation plan includes full repayment of all deposits. The Company is also considering how best to resolve claims and preserve the residual value of its assets, including its proprietary technology and tax assets.

In connection with the above: Centerview Partners LLC is acting as financial advisor, Cravath, Swaine & Moore LLP is acting as legal advisor and Strategic Risk Associates is providing transition project management assistance.

In addition, Silvergate Bank made a decision to discontinue the Silvergate Exchange Network (SEN), which it announced on March 3, 2023 on its public website. All other deposit-related services remain operational as the Company works through the wind down process. Customers will be notified should there be any further changes.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. There are or will be important factors that could cause the Company’s actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: the ability of the Company to wind down the Bank’s operations and liquidate the Bank in an orderly and timely manner and to fully repay customers with deposits; the Company’s ability to successfully resolve claims and preserve any residual value of its assets; the Company’s or the Bank’s ability to obtain applicable regulatory or governmental approvals relating to the wind down and liquidation process; the Company’s ability to comply with the heightened regulatory scrutiny of banking institutions that provide products and services to the digital asset industry; risks and uncertainties, including potential liability and restrictions on the Company’s historical business, resulting from various litigation (including private litigation) and regulatory and other inquiries and investigations against or with respect to the Company, investigations from our banking regulators, congressional inquiries and investigations from the U.S. Department of Justice; the timing and results of our additional procedures and documentation and the completion of audit procedures by our independent registered public accounting firm; the Company’s ability to file its Form 10-K and future SEC reports on a timely basis; the Company’s assessment in accordance with applicable accounting rules regarding the Company’s ability to continue as a going concern for the twelve months following the issuance of its financial statements; the possibility that the Company and the ongoing review by the Company’s independent registered public accounting firm may identify errors or control deficiencies with respect to the Company’s internal controls over financial reporting; the Company's ability to remediate any possible material weaknesses; and other risk factors set forth in the Company’s SEC filings. The inclusion of these forward-looking statements should not be regarded as a representation by us or any other person that such expectations, estimates and projections will be achieved.

Investor Relations:
Edelman Smithfield for Silvergate
(858) 200-3782
investors@silvergate.com

Media:
Edelman Smithfield for Silvergate
press@silvergate.com